SECOND AMENDMENT TO SENIOR SECURED PROMISSORY NOTE

This Second Amendment to the Senior Secured Promissory Note (the "Second Amendment to Note") is made effective the 30th day of October, 2016, (the "Effective Date") by and between Dais Analytic Corporation, a New York corporation, with its principal office located at 11552 Prosperous Drive, Odessa Florida 33556 (the "Debtor") and Patricia Tangredi who currently resides at 10416 Pontofino Circle, Trinity Florida 33556 (the "Holder").

WHEREAS, Debtor previously executed a certain Senior Secured Promissory Note dated June 24, 2016, in favor of the Holder in the original principal amount of One Hundred and Fifty Thousand Dollars ($150,000.00) ("Note"); and

WHEREAS, to secure repayment of the Note, Debtor executed and delivered to Holder a certain Loan and Security Agreement dated June 24, 2016 (the "Security Agreement"); and

WHEREAS, a UCC-1 Financing Statement was filed by Debtor in favor of Holder on June 24, 2016; and

WHEREAS, on September 7, 2016 the Debtor and Holder amended the Note to make certain changes including, but not limited to, increasing by an additional One Hundred Thousand Dollars ($100,000.00) the total principal amount to be borrowed under the Note ("First Amendment to the Secured Note"); and

WHEREAS, on September 7, 2016, the parties also amended the Loan and Security Agreement ("First Amendment to Security Agreement"); and

WHEREAS, the parties desire to further amend the Secured Note to make certain changes to the Maturity Date of the Note; and

WHEREAS, the parties also desire to further amend the Loan and Security Agreement ("Second Amendment to the Security Agreement")

NOW, THEREFORE, the parties hereto, in consideration of their mutual promises contained herein and for other good and valuable consideration, hereby agree to amend the Note as follows:

1. Section 1.18 of the Note shall be deleted in its entirety and in place thereof the following provision shall be inserted:

   "1.18 "Maturity Date" means the, earlier of: (i) the date following the date of this Agreement upon which Debtor secures funds, regardless of source, equal to or exceeding, in the aggregate, One Million Dollars ($1,000,000) or (ii) December 31, 2016 ("Maturity Date")."

2. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

3. Except as provided herein, the terms of the Note and its amendments shall remain unchanged and

in full force and effect. No waiver by the Holder under the Note or any other Loan Document is granted or intended.

IN WITNESS WHEREOF, as of the day and year first written above, the undersigned duly executed and delivered by placing their respective duly authorized signatures below.

DEBTOR:

DAIS ANALYTIC CORPORATION

By: ______________________

Printed Name: Peter DiChiara

Title: Secretary

HOLDER:

____

Printed Name: Patricia K. Tangredi